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                                                                    Exhibit 23.2

               Consent of Independent Certified Public Accountants
              ---------------------------------------------------


The Board of Directors
Premier National Bancorp, Inc.:

We consent to the incorporation by reference (in the Registration Statements listed below) of our report dated February 2, 1998 relating to the consolidated balance sheets of Progressive Bank, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Progressive Bank, Inc. and is incorporated by reference in the Quarterly Report on Form 10-Q of Premier National Bancorp, Inc. (the "Company") for the quarterly period ended September 30, 1998:

 .    Form S-8 relating to the Company's stock option plan (File No. 33-71806)

 .    Post-Effective Amendment No. 3 to Form S-3 relating to the Company's
     Dividend Investment and Stock Purchase Plan (File No. 33-48188)

 .    Post-Effective Amendment No. 1 (on Form S-8) to Form S-4 relating to shares of the Company's common stock offered pursuant to the Fishkill National Corporation Incentive Stock Option Plan (File No. 33-79844)

 .    Post-Effective Amendment No. 2 (on Form S-3) to Form S-2 relating to the offering of shares of the Company's common stock by certain selling stockholders (File No. 33-48660)

 .    Post-Effective Amendment No. 1 (on Form S-8) to Form S-4 relating to shares of the Company's common stock offered pursuant to the Progressive Bank, Inc. 1997 Employee Stock Option Plan; the Progressive Bank, Inc. 1993 Non-Qualified Stock Option Plan for Directors; the Progressive Bank, Inc. Amended and Restated Incentive Stock Option Plan; and the Pawling Savings Bank Incentive Stock Option Plan (File No. 333-49793)


/s/ KPMG Peat Marwick LLP


Stamford, Connecticut
November 16, 1998